Exhibit 16.1

May 11, 2023

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for Exicure, Inc. and subsidiary (the “Company”) and, under the date of March 27, 2023, we reported on the consolidated financial statements of the Company as of and for the years ended December 31, 2022 and 2021. On May 8, 2023, we resigned.

We have read the Company’s statements included under Item 4.01 of its Form 8-K dated May 11, 2023, and we agree with such statements.

Very truly yours,

(signed) KPMG LLP
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